UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2022

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices, including zip code)

(732) 870-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Gary Merrill as Chief Financial Officer

On May 3, 2022, Commvault Systems, Inc. (the “Company”) announced that Mr. Gary Merrill has been appointed Chief Financial Officer and Treasurer, effective July 1, 2022.

Since April 1, 2021, Mr. Merrill, age 47, has served as Chief of Business Operations for the Company. Prior to that, Mr. Merrill served as Vice President of Operations from April 2019 through March 2021 and from December 2012 to March 2019 as the Company’s Chief Accounting Officer and Vice President of Finance. Mr. Merrill began his career with Arthur Anderson LLP in its audit practice. He obtained his Bachelor of Science degree in accounting from Elizabethtown College.

In connection with Mr. Merrill’s appointment, the Company and Mr. Merrill entered into an Offer Letter, dated April 28, 2022 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Merrill will receive an annual base salary of $410,000 and is eligible for a variable compensation bonus paid annually, at a target of 60% of base salary. Mr. Merrill is also eligible to participate in the standard package of benefits made available by the Company to its full-time employees from time-to-time, including long-term service-based and performance-based incentive awards.

The Company and Mr. Merrill are in the process of negotiating and entering into an Executive Retention Agreement as soon as practicable. The Executive Retention Agreement will be filed as an exhibit to a subsequent quarterly report on Form 10-Q.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no family relationships between Mr. Merrill and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Merrill and any other person pursuant to which he was elected as an officer of the Company.

Resignation of Brian Carolan as Chief Financial Officer

On April 28, 2022, Mr. Brian Carolan resigned from his position as Chief Financial Officer and Treasurer of the Company, effective July 1, 2022. The Company was party to an Executive Retention and Severance Agreement, as amended, dated October 23, 2018 (the “2018 ERA”). In connection with his departure, and in addition to the compensation and benefits he is entitled to receive pursuant to the 2018 ERA and disclosed in the Company’s definitive proxy statement for the 2021 Annual Meeting of Stockholders, the Company and Mr. Carolan entered into an Agreement and General Release pursuant to which, in exchange for Mr. Carolan providing ongoing consulting services as requested by the Company, a standard release of claims against the Company and his agreement not to compete with the Company, his outstanding equity awards vest in full.

The foregoing description of the Agreement and General Release is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits:

10.1    Offer Letter with Gary Merrill, dated April 28, 2022
10.2    Agreement and General Release with Brian Carolan, dated April 28, 2022
99.1    Press Release dated May 3, 2022
104    Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Dated:	May 3, 2022	/s/ Danielle Sheer
Danielle Sheer Chief Legal Officer

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